SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2008

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors Or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, the Board of Directors of Conceptus, Inc. elected Paul LaViolette, age 51, to serve as a Class II member of the Board of Directors.  Mr. LaViolette was also named as a member of the Audit Committee of the Board of Directors.

Mr. LaViolette most recently served as Chief Operating Officer of Boston Scientific Corporation until his retirement in June 2008. He joined Boston Scientific in 1994 and had been Chief Operating Officer since 2004. During his career at Boston Scientific, Mr. LaViolette ran the International, Interventional Cardiology, Endosurgery and Cardiovascular businesses.  Prior to Boston Scientific, he spent 10 years with C.R. Bard, Inc. Mr. LaViolette also serves on the Board of Directors of Trans1, Inc., Direct Flow Medical, Inc., and ADVAMED and is a Venture Partner with SV Life Sciences Advisers, LLC.

In connection with the election of Mr. LaViolette to the Board of Directors, he was granted a restricted stock unit, or RSU, with respect to 19,710 shares of the Company’s common stock.  The RSU will vest with respect to 1/5th of the shares underlying the RSU on each annual anniversary of the date of grant as long as Mr. LaViolette continues to serve on the Board, and will vest in full upon a change in control.  Pursuant to the Company’s independent director compensation program, Mr. LaViolette will be paid an annual retainer of $48,000.

The press release announcing Mr. LaViolette’s election to the Board of Directors has been filed as Exhibit 99.1 to this report.

Item 9.01                                             Financial Statements and Exhibits.

                                                (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: January 6, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 6, 2009.